Laurence

JPDH  &  Company

JPDH & Company

18662  MacArthur  Blvd.,  Suite  200

Irvine,  CA  92612,  U.S.A

Certified Public Accountants and Consultants

Tel.  949-705-6810

Consent Independent Registered Public Accounting Firm

To the Board of Directors

American Laser Healthcare Corporation

We  hereby consent  to  the  inclusion  in  this  Registration  Statement  on  Form  S-1,  of  our  report  dated  February 4,

2013,  of  American  Laser  Healthcare  Corporation  relating  to  the  financial  statements  as  of  September  30,  2012,

and  the  related  statements  of  operations,  stockholders’  deficit,  and  cash  flows  for  the  nine  months  ended

September  30,  2012.  Our  report  dated  February  4,  2013,  related  to  these  financial  statements  included  an emphasis paragraph regarding an uncertainty as to the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ JPDH & Company

Irvine, California

March 28, 2014